UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.
1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2013, CMS Energy Corporation (“CMS Energy”) amended and restated its $550 million secured Revolving Credit Facility (the “CMS Facility”) with a consortium of banks led by Barclays Bank PLC (“Barclays”), JPMorgan Securities LLC (“JPMorgan”), Union Bank, N.A. (“Union Bank”), RBS Securities Inc. (“RBS”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”).

Obligations under the CMS Facility will continue to be secured by Consumers Energy Company (“Consumers”) common stock pursuant to the Pledge and Security Agreement dated as of March 31, 2011, made by CMS Energy to Barclays, as Administrative Agent for the Banks, as defined therein.

On December 20, 2013, Consumers amended and restated its secured Revolving Credit Facility (the “Consumers Facility”) with a consortium of banks led by JPMorgan, Barclays, Union Bank, RBS and Merrill Lynch. The Consumers Facility was increased from $500 million to $650 million. Pursuant to the Consumers Facility, Consumers’ $150 million Third Amended and Restated Revolving Credit Agreement dated as of April 18, 2012 between Consumers and a consortium of banks led by Union Bank, and described in the Form 8-K filed with the Securities and Exchange Commission on April 24, 2012, was terminated.

Obligations under the Consumers Facility in the amount of $500 million will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 114th Supplemental Indenture dated as of March 31, 2011 between Consumers and The Bank of New York Mellon, Trustee. The additional obligations under the Consumers Facility in the amount of $150 million will be secured by first mortgage bonds of Consumers issued pursuant to the 123rd Supplemental Indenture dated as of December 20, 2013 between Consumers and The Bank of New York Mellon, Trustee.

Both the CMS Facility and the Consumers Facility have 5 year terms, which expire on December 20, 2018, and replace revolving credit facilities that were set to expire in 2017. CMS Energy and Consumers expect any drawings under these facilities will be used for general corporate purposes.

Barclays, JPMorgan, Union Bank, RBS, Merrill Lynch and other members of the lending consortiums have provided banking and underwriting services to CMS Energy and Consumers in the ordinary course of business.

The foregoing descriptions of the CMS Facility and the Consumers Facility do not purport to be complete and are qualified in their entirety by the provisions of the CMS Facility and the Consumers Facility, respectively, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	123rd Supplemental Indenture dated as of December 20, 2013 between Consumers and The Bank of New York Mellon, as Trustee.

10.1	$550 million Second Amended and Restated Revolving Credit Agreement dated as of December 20, 2013 among CMS Energy, the Banks, as defined therein, and Barclays, as Agent.

10.2	$650 million Third Amended and Restated Revolving Credit Agreement dated as of December 20, 2013 among Consumers, the Banks, as defined therein, and JPMorgan Chase Bank, N.A., as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: December 27, 2013	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: December 27, 2013	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

Exhibit Index

4.1	123rd Supplemental Indenture dated as of December 20, 2013 between Consumers and The Bank of New York Mellon, as Trustee.

10.1	$550 million Second Amended and Restated Revolving Credit Agreement dated as of December 20, 2013 among CMS Energy, the Banks, as defined therein, and Barclays, as Agent.

10.2	$650 million Third Amended and Restated Revolving Credit Agreement dated as of December 20, 2013 among Consumers, the Banks, as defined therein, and JPMorgan Chase Bank, N.A., as Agent.